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Exhibit 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Related to Exchange Act Filings

I, David S. Weiss, state and attest that:

        (1)  To the best of my knowledge, based upon a review of the covered reports of Beazer Homes USA, Inc., and, except as corrected or supplemented in a subsequent covered report:

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  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

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  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

        (2)  I have reviewed the contents of this statement with the Company's Audit Committee.

        (3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

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  Annual Report on Form 10-K for the fiscal year ended September 30, 2001 of Beazer Homes USA, Inc.;

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  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Beazer Homes USA, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

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  any amendments to any of the foregoing.

/s/ DAVIS S. WEISS Name: David S. Weiss Title: Executive Vice President and CFO August 8, 2002
State of Georgia County of Fulton
Subscribed and sworn to before me this 8th day of August, 2002.
/s/ TERESA ROSE DIETZ Notary Public
My Commission Expires: 5/6/03

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  Exhibit 99.2